As filed with the Securities and Exchange Commission on May 1, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	6140 Stoneridge Mall Road Suite 590 Pleasanton, California 94588	94-2657368
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (925) 460-3600

THE COOPER COMPANIES, INC.

SECOND AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

(Full title of the Plan)

CAROL R. KAUFMAN Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer THE COOPER COMPANIES, INC. 6140 Stoneridge Mall Road, Suite 590 Pleasanton, CA 94588 (925) 460-3600	Copies to: ERICA H. STEINBERGER, ESQ. LATHAM & WATKINS LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200

(Name, address and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock $.10 par value	600,000	$53.05	(2)	$31,830,000	(2)	$3,405.81	(2)
Preferred Stock Purchase Rights	300,000		(3)		(3)		(3)

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Share is based on 600,000 shares, $53.05 per share, which represents the average of the high ($53.99) and low ($52.1) prices for The Cooper Companies, Inc.’s common stock quoted on the New York Stock Exchange, Inc. on April 25, 2006.
(3)	Attached to and trading with each share of common stock is one half of a right. Each one half of a right entitles the holder, under the circumstances set forth in the Rights Agreement, dated as of October 29, 1997, between The Cooper Companies and American Stock Transfer & Trust Company, as amended, to purchase 1/200 of a share of Series A Junior Participating Preferred Stock. Value attributable to such preferred stock purchase rights, if any, is reflected in the market price of the common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By registration statements on Form S-8 filed with the Securities and Exchange Commission on August 20, 2001, Registration File No. 333-67954, April 7, 2003, Registration File No. 333-104346, and May 14, 2004, Registration File. No. 333-115520, The Cooper Companies, Inc., a Delaware corporation, previously registered an aggregate of 4,950,000 shares of common stock, par value $.10 per share, as adjusted for the Company’s two-for-one stock split, reserved for issuance from time to time in connection with The Cooper Companies, Inc. Amended and Restated 2001 Long Term Incentive Plan. The plan has been amended to increase the number of shares of common stock issuable under the plan by 600,000 shares to 5,550,000 shares. Under this registration statement, we are registering the additional 600,000 shares of the common stock issuable under the plan and the 300,000 preferred stock purchase rights associated with such shares of common stock. The contents of the Registration Statements File Nos. 333-67954, 333-104346 and 333-115520 are incorporated by reference herein.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by The Cooper Companies, Inc. are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K and 10-K/A for the fiscal year ended October 31, 2005;

(b)	The portions of the Proxy Statement for our March 21, 2006 Annual Meeting of stockholders that were incorporated by reference into our October 31, 2005 Form 10-K and 10-K/A;

(c)	Our Quarterly Report on Form 10-Q for the period ended January 31, 2006;

(d)	Our Current Reports on Form 8-K filed on March 8, 2006, March 24, 2006, April 25, 2006 and May 1, 2006;

(e)	The description of our Common Stock contained in our registration statement on Form 8-A filed October 28, 1983; and

(f)	The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed November 3, 1997.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any Current Report on Form 8-K that is furnished to the SEC is not deemed incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K dated January 13, 2006.

4.2	Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.3	Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.4	Amendment No. 1 to Rights Agreement dated September 25, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.5	The Cooper Companies, Inc. Second Amended and Restated 2001 Long Term Incentive Plan, incorporated by reference to Exhibit A to The Cooper Companies, Inc.’s Proxy Statement for its Annual Meeting of stockholders held on March 21, 2006 on Schedule 14A filed on February 15, 2006.

4.6	Amendment No. 5 to Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc. incorporated by reference to Exhibit 10.1 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated March 8, 2006.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

ITEM 9. UNDERTAKINGS

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Cooper Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on the 1st day of May, 2006.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on the 1st day of May, 2006.

/s/ A. Thomas Bender (A. Thomas Bender)	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert S. Weiss (Robert S. Weiss)	Executive Vice President and Chief Operating Officer

/s/ Rodney E. Folden (Rodney E. Folden)	Corporate Controller (Principal Accounting Officer)

/s/ Allan E. Rubenstein (Allan E. Rubenstein, M.D.)	Vice Chairman of the Board of Directors

(John D. Fruth)	Director

/s/ Michael H. Kalkstein (Michael H. Kalkstein)	Director

/s/ Jody S. Lindell (Jody S. Lindell)	Director

/s/ Moses Marx (Moses Marx)	Director

/s/ Donald Press (Donald Press)	Director

/s/ Steven Rosenberg (Steven Rosenberg)	Director

/s/ Stanley Zinberg (Stanley Zinberg, M.D.)	Director

LIST OF EXHIBITS

4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K dated January 13, 2006.

4.2	Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.3	Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.4	Amendment No. 1 to Rights Agreement dated September 25, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.5	The Cooper Companies, Inc. Second Amended and Restated 2001 Long Term Incentive Plan, incorporated by reference to Exhibit A to The Cooper Companies, Inc.’s Proxy Statement for its Annual Meeting of stockholders held on March 21, 2006 on Schedule 14A filed on February 15, 2006.

4.6	Amendment No. 5 to Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc. incorporated by reference to Exhibit 10.1 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated March 8, 2006.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).